UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2024 (April 4, 2024)

View, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6280 America Center Drive, Suite 200

San Jose, California, 95002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW*	The Nasdaq Global Market*
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW*	The Nasdaq Global Market*

*

On April 3, 2024, The Nasdaq Stock Market LLC determined to delist View, Inc.’s Class A common stock, par value $0.0001 per share, and redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share, and to suspend trading thereof on April 5, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on April 2, 2024, View, Inc. (“View” or the “Company”) entered into a Restructuring Support Agreement (the “RSA”) which, among other things, contemplated a $17.5 million debtor-in-possession financing facility (the “DIP Facility”) to be provided by the certain existing lenders, which may be rolled into an exit facility and upon emergence, a $32.5 million new-money exit financing facility. Additionally, on April 2, 2024 (the “Petition Date”), View and certain of its subsidiaries (the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), thereby commencing the Chapter 11 Cases (the “Chapter 11 Cases”). The Debtors sought approval of, among other thing, motions to obtain approval of the DIP Term Sheet (as defined below).

On April 4, 2024, the Bankruptcy Court entered customary orders approving first day motions related to its prepackaged Chapter 11 Cases, which included an interim order authorizing the Company to enter into the DIP Facility on the terms set forth in the DIP Term Sheet (defined below) and such interim order (the “Interim DIP Order”). The terms of the DIP Facility and transactions contemplated by the DIP Term Sheet and the Interim DIP Order remain subject to final approval by the Bankruptcy Court at a hearing that is currently scheduled to occur on April 26, 2024. Accordingly, no assurance can be given that the DIP Facility described herein will be consummated on the terms and conditions set forth therein.

DIP Facility

Pursuant to a term sheet dated April 2, 2024 (the “DIP Term Sheet”), by and among the Company, as Borrower, the other Debtors, as guarantors, Cantor Fitzgerald Securities, as administrative agent (“DIP Agent”), and the lenders party thereto (the “DIP Lenders”), and in connection with the Chapter 11 Cases and the RSA, the DIP Lenders have agreed to provide a priming, senior secured, superpriority debtor-in-possession delayed draw term loan facility in an aggregate principal amount equal to up to $17,500,000 (the “DIP Facility Commitment”) to the Company on the terms set forth in the DIP Term Sheet and the definitive documentation to be negotiated, executed and delivered by the Company, the DIP Agent and the DIP Lenders in connection therewith, including credit, security, collateral and guarantee agreements (collectively, the “DIP Documents”).

Lenders’ obligations to fund borrowings under the DIP Facility are subject to various conditions customary for DIP financings of this type, as well as conditions that require that the RSA remains in full force and effect; and the Debtors have not entered into or committed to any plan, restructuring support agreement or any other agreement or understanding concerning the terms of a chapter 11 plan or other exit strategy without the consent of the Required DIP Lenders (as defined in the DIP Term Sheet).

The DIP Facility shall be used by the Company in accordance with the budget agreed upon between the Debtors and Required DIP Lenders (the “Approved Budget”).

Unless otherwise consented to in writing by the Required DIP Lenders, the DIP Facility and the Debtors’ right to use cash collateral shall automatically terminate without further notice or court proceedings on the earliest to occur of: (i) 90 days after the Petition Date; (ii) the date of termination of the DIP Facility Commitment and/or acceleration of any outstanding borrowings under the DIP Facility pursuant to an Event of Default (as defined in the DIP Term Sheet); (iii) the first business day on which the interim order approving the DIP Facility expires by its terms or is terminated, unless the final order approving the DIP Facility has been entered and become effective prior thereto; (iv) conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (v) dismissal of any of the Chapter 11 Cases; (vi) the closing of a sale of substantially all of the equity or assets of the Debtors or any material asset of the Debtors; (vii) the date of repayment in cash in full by the Debtors of all outstanding obligations under the DIP Facility and termination of the DIP Facility Commitment in accordance with the terms of the DIP Facility; and (viii) the effective date of the Debtors’ plan of reorganization confirmed in the Chapter 11 Cases.

The obligations of the Debtors under the DIP Term Sheet and DIP Documents have priority over all other allowed Chapter 11 or Chapter 7 administrative expenses under the Bankruptcy Code, subject to a carveout as specified in the DIP Term Sheet, and shall be secured by a first-priority priming lien on and a security interest in all assets and property of the Company, subject to the Carve-Out (as defined in the DIP Term Sheet) and other prepetition liens permitted under the DIP Documents. The Debtors’ cash collateral and proceeds of the DIP Facility will be used by the Debtors, as permitted by the Interim DIP Order and final order approving the DIP Facility, the Approved Budget, and the DIP Documents, for working capital purposes, payment of adequate protection payments, and bankruptcy-related costs and expenses.

In consideration of the DIP Lenders’ provision of the DIP Facility, the Debtors are obligated to pay a closing fee of 3% of the DIP Facility Commitment and a commitment fee in an amount equal to 2% per annum of the undrawn DIP Facility Commitment payable on a monthly basis in cash. The Company will also pay all reasonable and documented fees and expenses of the DIP Lenders.

Interest on the amounts borrowed under the DIP Facility will accrue and be payable monthly at a rate of (i) SOFR + 7.50% per annum if paid in cash, or (ii) SOFR + 14.00% if paid-in-kind and added to the principal balance at the Company’s option. An additional 2.00% per annum will apply during the continuance of a default.

The DIP Documents will contain customary representations, warranties, affirmative and negative covenants (including covenants mandating compliance with the Approved Budget, variance testing and reporting requirements, among others), and events of default.

The foregoing description of the DIP Term Sheet does not purport to be complete and is qualified in its entirety by reference to the DIP Term Sheet, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 2, 2024, and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K, and certain materials View files with the Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to statements regarding the Chapter 11 Cases and the DIP Facility. These forward-looking statements are based on current expectations, estimates, assumptions, projections and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual outcomes and results to differ materially from such forward-looking statements include, but are not limited to, the following: the bankruptcy process; the Company’s ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; risk associated with third party motions in any bankruptcy case; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; the continued availability of operating capital during the pendency of the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s financial restructuring; the Company’s ability to negotiate definitive documentation for or perform under the terms of the debtor-in-possession (“DIP”) financing arrangements and any other arrangement with lenders or creditors during the Chapter 11 Cases; the Company’s trading price and the effects of the Chapter 11 Cases on the liquidity of the Company’s Common Stock. View’s business is subject to a number of risks which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, its Quarterly Reports on Form 10-Q and in its other filings with the SEC. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

By:	/s/ Bill Krause
	Name:	Bill Krause
	Title:	Chief Legal Officer

Dated: April 8, 2024